Exhibit 4.4

EXECUTION VERSION

AMENDMENT NO. 1 TO WARRANTHOLDER RIGHTS AGREEMENT

This Amendment (this “Amendment”), dated as of May 7, 2014, is made by Affinion Group Holdings, Inc., a corporation organized under the laws of the State of Delaware (the “Company”), Apollo, General Atlantic, the undersigned Holders and the other Holders party thereto.  Capitalized terms used and not defined herein shall have the meaning ascribed thereto in the Warrantholder Rights Agreement (as defined below).

WHEREAS, the parties hereto desire to amend the terms of that certain Warrantholder Rights Agreement, dated as of December 12, 2013, by and among the Company, Apollo, General Atlantic and the Holders party thereto (the “Warrantholder Rights Agreement”), as set forth herein to clarify the scope of the restrictive covenants regarding certain transactions with affiliates of the Company;

WHEREAS, pursuant to Section 8(g) of the Warrantholder Rights Agreement, the Amendment requires the consent of (i) Apollo, (ii) General Atlantic and (iii) the Holders that beneficially own a majority of the Warrant Shares; and

WHEREAS, the undersigned Holders beneficially own a majority of the Warrant Shares.

NOW, THEREFORE, in consideration of the covenants and agreements contained herein and in the Warrantholder Rights Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.	Amendment to the Warrantholder Rights Agreement.

Section 7(a)(i) – Covenants – Restrictive Covenants Prior to the Control Event.  The first numbered clause of Section 7(a)(i) of the Warrantholder Rights agreement is hereby amended as follows:

“(1) the exercise of any rights, benefits or privileges, or the performance of any obligations, under (A) this Agreement, the Stockholder Agreement, the Securityholder Rights Agreement, the Registration Rights Agreement, the certificate of incorporation of the Company, the By-Laws or any agreement executed by investors generally in connection with the issuance of Securities after the date hereof if the Holders are provided with preemptive rights thereon in accordance with this Agreement or (B) to the extent that any such Person owns any of the indebtedness of the Company or any of its Subsidiaries, any documents governing any such indebtedness, the enforcement of any rights under any such agreement or instrument or any transaction expressly contemplated by any such agreement or instrument or any amendment or supplement to any documents governing such indebtedness that is no less favorable to the Company and/or its applicable Subsidiaries than would be obtainable in an arms-length transaction,”

Section 7(b)(i) – Covenants – Restrictive Covenants Following the Control Event.  The first numbered clause of Section 7(b)(i) of the Warrantholder Rights agreement is hereby amended and restated to read as follows:

“(1) the exercise of any rights, benefits or privileges, or the performance of any obligations, under (A) this Agreement, the Stockholder Agreement, the Securityholder Rights Agreement, the Registration Rights Agreement, the certificate of incorporation of the Company, the By-Laws, the Holdings Senior Notes or any related indenture, or any agreement executed by investors generally in connection with the issuance of Securities after the date hereof if the Legacy Stockholders are provided with preemptive rights thereon in accordance with this Agreement or (B) to the extent that any such Person owns any of the indebtedness of the Company or any of its Subsidiaries, any documents governing any such indebtedness, the enforcement of any rights under any such agreement or instrument or any transaction expressly contemplated by any such agreement or instrument or any amendment or supplement to any documents governing such indebtedness that is no less favorable to the Company and/or its applicable Subsidiaries than would be obtainable in an arms-length transaction,”

2.

Miscellaneous.  This Amendment and the Warrantholder Rights Agreement contain the complete agreement among the Company and the undersigned and supersede any prior understandings, agreements, letters of intent, or representations by or among such parties, written or oral, to the extent they relate to the subject matter hereof.  Except as specifically amended hereby, (i) the Warrantholder Rights Agreement shall remain in full force and effect, and (ii) the terms and provisions of Sections 8(a), (d) – (h), (j) –  (o), (r), (t) and (v), of the Warrantholder Rights Agreement are incorporated herein by reference as if set forth herein in their entirety and shall apply mutatis mutandis to this Amendment.

*    *    *    *    *

This Amendment is executed by the Company, Apollo, General Atlantic and the undersigned Holders to be effective as of the date first written above.

THE COMPANY: AFFINION GROUP HOLDINGS, INC.
By:	/s/ Gregory Miller
Name: Gregory Miller
Title: CFO

[Signature Page to Amendment No. 1 to Warrantholder Rights Agreement]

APOLLO: AFFINION GROUP HOLDINGS, LLC
By:	/s/ Marc Becker
Name: Marc Becker
Title: Manager

[Signature Page to Amendment No. 1 to Warrantholder Rights Agreement]

GENERAL ATLANTIC: GAPCO GMBH & CO. KG
By:	GAPCO Management GmbH,
its General Partner
By:	/s/ Thomas J. Murphy
Name: Thomas J. Murphy
Title: Managing Director
GAP COINVESTMENTS III, LLC
By:	General Atlantic LLC,
its Managing Member
By:	/s/ Thomas J. Murphy
Name: Thomas J. Murphy
Title: Managing Director
GAP COINVESTMENTS IV, LLC
By:	General Atlantic LLC, its Managing Member
By:	/s/ Thomas J. Murphy
Name: Thomas J. Murphy
Title: Managing Director
GAPSTAR, LLC
By:	/s/ Thomas J. Murphy
Name: Thomas J. Murphy
Title: Vice President

[Signature Page to Amendment No. 1 to Warrantholder Rights Agreement]

GAP-W HOLDINGS, L.P.
By:	General Atlantic GenPar, L.P., its General Partner
By:	General Atlantic LLC,
its General Partner
By:	/s/ Thomas J. Murphy
Name: Thomas J. Murphy
Title: Managing Director
GENERAL ATLANTIC PARTNERS 79, L.P.
By:	General Atlantic LLC, its General Partner
By:	/s/ Thomas J. Murphy
Name: Thomas J. Murphy
Title: Managing Director

[Signature Page to Amendment No. 1 to Warrantholder Rights Agreement]

HOLDERS:

Ares Strategic Investment Partners Ltd.

BY:	ARES STRATEGIC INVESTMENT MANAGEMENT LLC, AS INVESTMENT MANAGER

By:	/s/ Darryl Schall
Name:	Darryl Schall
Title:	Authorized Signatory

FUTURE FUND BOARD OF GUARDIANS

BY:	ARES ENHANCED LOAN INVESTMENT STRATEGY ADVISOR IV, L.P., ITS INVESTMENT MANAGER (ON BEHALF OF THE ASIP II SUB-ACCOUNT)
BY:	ARES ENHANCED LOAN INVESTMENT STRATEGY ADVISOR IV GP, LLC, ITS GENERAL PARTNER

By:	/s/ Darryl Schall
Name:	Darryl Schall
Title:	Authorized Signatory

Ares Strategic Investment Partners III, L.P.

BY:	ASIP OPERATING MANAGER III LLC, AS INVESTMENT MANAGER

By:	/s/ Darryl Schall
Name:	Darryl Schall
Title:	Authorized Signatory

Ares Enhanced Loan Investment Strategy Fund VI, L.P.

by:	aelis vi management, l.p., its general partner
by:	aelis vi operating manager, llc, its general partner

By:	/s/ Darryl Schall
Name:	Darryl Schall
Title:	Authorized Signatory

[Signature Page to Amendment No. 1 to Warrantholder Rights Agreement]

EMPYREAN CAPITAL PARTNERS, LP

By:	/s/ Michael Price
Name:	Michael Price
Title:	Authorized Person

EMPYREAN CAPITAL FUND, LP

By:	/s/ Michael Price
Name:	Michael Price
Title:	Authorized Person

EMPYREAN CAPITAL OVERSEAS FUND, LTD

By:	/s/ Michael Price
Name:	Michael Price
Title:	Director

[Signature Page to Amendment No. 1 to Warrantholder Rights Agreement]

PENNANTPARK INVESTMENT CORPORATION

By:	/s/ Arthur H. Penn
Name:	Arthur H. Penn
Title:	Chief Executive Officer

PENNANTPARK FLOATING RATE CAPITAL LTD.

By:	/s/ Arthur H. Penn
Name:	Arthur H. Penn
Title:	Chief Executive Officer

PENNANTPARK CREDIT OPPORTUNITIES FUND, LP

By:	/s/ Arthur H. Penn
Name:	Arthur H. Penn
Title:	Managing Member of PennantPark Capital, LLC the General Partner of the Fun

[Signature Page to Amendment No. 1 to Warrantholder Rights Agreement]

MORGAN STANLEY & CO, LLC

By:	/s/ Adam Savarese
Name:	Adam Savarese
Title:	Managing Director

[Signature Page to Amendment No. 1 to Warrantholder Rights Agreement]